UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2013, State Street Corporation announced that it has named Michael W. Bell as Executive Vice President and a member of its Management Committee, State Street’s senior-most policy-making and strategy group. Mr. Bell, age 49, will assume the role of State Street’s Chief Financial Officer in August 2013, following the planned retirement of Edward J. Resch (previously announced in November 2012).

Mr. Bell served as Senior Executive Vice President and Chief Financial Officer of Manulife Financial Corporation, a leading Canada-based financial services group with principal operations in Asia, Canada and the United States, from 2009 to 2012 and as Executive Vice President and Chief Financial Officer of Cigna Corporation, a global health services organization, from 2002 to 2009. Prior to 2002, he served in several management positions at Cigna, including as President of Cigna Group Insurance.

In connection with his employment, on May 23, 2013 Mr. Bell entered into a letter agreement with State Street. Under the agreement, Mr. Bell will receive an annualized base salary of $800,000 and will be eligible for discretionary incentive compensation awards under State Street’s incentive compensation program. The agreement provides for target annual incentive compensation awards of $1,950,000 for each of 2013 and 2014 and target long-term incentive compensation awards of $5,000,000 for 2013 and of $4,000,000 for 2014. The 2013 annual incentive is anticipated to be delivered at least 50% in the form of cash, and the 2013 long-term incentive is anticipated to be delivered 100% in the form of four-year vesting deferred equity-based compensation, all or a portion of which may be conditioned on the satisfaction of applicable performance conditions. The actual 2013 and 2014 annual and long-term incentives for Mr. Bell will be paid, or not paid, in whole or in part, and will be of such type, form and structure, and with such terms and conditions, as determined by the Executive Compensation Committee of State Street’s Board of Directors. The agreement also provides for relocation assistance, identified employee benefits, including participation in State Street’s Executive Supplemental Retirement Plan, and change in control benefits consistent with those described in State Street’s definitive proxy statement for its 2013 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 4, 2013, and set forth in Exhibit 10.4 to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013. In addition, under the agreement, Mr. Bell agrees to non-solicitation, non-competition and other covenants and to provide State Street with at least 60 days’ prior notice of any voluntary termination of his employment.

The above description of Mr. Bell’s letter agreement with State Street is qualified in its entirety by the terms and provisions of the letter agreement itself, a copy of which is filed with this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter agreement dated May 23, 2013 between Michael W. Bell and State Street Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name: Title:	David C. Phelan Executive Vice President and General Counsel

Date: June 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement dated May 23, 2013 between Michael W. Bell and State Street Corporation.